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Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of West Pharmaceutical Services, Inc. of our report dated August 6, 2004 relating to the financial statements of The Tech Group and Subsidiaries, which appears in the Current Report on Form 8-K, as amended, of West Pharmaceutical Services, Inc. dated May 20, 2005.

/s/ HENRY & HORNE LLP Henry & Horne, LLP
Tempe, Arizona February 16, 2006

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  Exhibit 23(b)
CONSENT OF INDEPENDENT ACCOUNTANTS